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                                                                    EXHIBIT 23.2

                    [CROUCH, BIERWOLF & CHISHOLM LETTERHEAD]



The Board of Directors
Pet Quarters, Inc.
720 East Front Street
Lonoke, Arkansas 72086


We hereby consent to the use of our report dated October 25, 1998 in the Registration Statement on Form S-1 dated June 7, 2000, related to the financial statements of Pet Quarters, Inc., which appear in such Registration Statement. We also consent to the reference made to us under the heading "Experts" in such Registration Statement.

/s/ CROUCH, BIERWOLF & CHISHOLM
Crouch, Bierwolf & Chisholm
Certified Public Accountants

Crouch, Bierwolf & Chisholm
Salt Lake City, Utah
May 14, 2001